UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective November 1, 2021, Mark A. Marino has been appointed Vice President and Chief Accounting Officer of Rackspace Technology, Inc. (the “Company”) and will assume the role of principal accounting officer.

Mr. Marino, 45, has served as the Company’s Vice President - Americas Region CFO since July 2020. Prior to joining Rackspace in 2020, Mr. Marino held finance leadership positions at several private and public companies, including Vice President, Finance of Acelity from March 2015 to July 2020 and Vice President, Finance at iHeartMedia, Inc. from March 2012 to March 2015. Mr. Marino received his Bachelor’s degree from DePauw University and his MBA from Baylor University.

The Company and Mr. Marino are parties to the Company’s standard at-will employment agreement pursuant to which, as a non-executive officer, Mr. Marino will receive compensation in a manner consistent with the Company's compensation of its non-executive officers, including any grants of long-term equity incentive awards under the Company's long-term incentive plans.

There are no arrangements or understandings between Mr. Marino and any other person pursuant to which Mr. Marino was selected as an officer of the Company. Mr. Marino does not have any family relationship with any director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. Marino and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	November 4, 2021	By:	/s/ Amar Maletira
Amar Maletira
President and Chief Financial Officer